COLUMBIA FUNDS VARIABLE SERIES TRUST II

AMENDMENT NO. 26 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Variable Series Trust II (the “Trust”), dated September 11, 2007, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to establish, change or abolish and rescind the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust;

WHEREAS, Section 8 of Article VIII of the Declaration of Trust authorizes the Trustees of the Trust to amend the Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees, provided notice of such amendment (other than certain ministerial or clerical amendments) is transmitted promptly to Shareholders of record at the close of business on the effective date of such amendment; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, do hereby certify that we have authorized the liquidation of CTIVP – Los Angeles Capital Large Cap Growth Fund and have authorized the amendment to said Declaration of Trust as set forth below, effective July 19, 2021:

1. Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Variable Portfolio – Balanced Fund

Columbia Variable Portfolio – Commodity Strategy Fund

Columbia Variable Portfolio – Core Equity Fund

Columbia Variable Portfolio – Disciplined Core Fund

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Emerging Markets Bond Fund

Columbia Variable Portfolio – Emerging Markets Fund

Columbia Variable Portfolio – Global Strategic Income Fund

Columbia Variable Portfolio – Government Money Market Fund

Columbia Variable Portfolio – High Yield Bond Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Intermediate Bond Fund

Columbia Variable Portfolio – Large Cap Growth Fund

Columbia Variable Portfolio – Large Cap Index Fund

Columbia Variable Portfolio – Limited Duration Credit Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Overseas Core Fund

Columbia Variable Portfolio – Select Large Cap Equity Fund

Columbia Variable Portfolio – Select Large Cap Value Fund

Columbia Variable Portfolio – Select Mid Cap Value Fund

Columbia Variable Portfolio – Select Small Cap Value Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Columbia Variable Portfolio – U.S. Government Mortgage Fund

CTIVP – American Century Diversified Bond Fund

CTIVP – BlackRock Global Inflation-Protected Securities Fund

CTIVP – CenterSquare Real Estate Fund

CTIVP – Loomis Sayles Growth Fund

CTIVP – MFS® Value Fund

CTIVP – Morgan Stanley Advantage Fund

CTIVP – T. Rowe Price Large Cap Value Fund

CTIVP – TCW Core Plus Bond Fund

CTIVP – Victory Sycamore Established Value Fund

CTIVP – Wells Fargo Short Duration Government Fund

CTIVP – Westfield Mid Cap Growth Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – Conservative Portfolio

Variable Portfolio – Managed Volatility Moderate Growth Fund

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Partners Core Bond Fund

Variable Portfolio – Partners Core Equity Fund

Variable Portfolio – Partners International Core Equity Fund

Variable Portfolio – Partners International Growth Fund

Variable Portfolio – Partners International Value Fund

Variable Portfolio – Partners Small Cap Growth Fund

Variable Portfolio – Partners Small Cap Value Fund

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.The rest of the Declaration of Trust remains unchanged.

2. Section 9 of Article VIII of the Declaration of Trust is hereby amended by replacing the text therein with the following:

Section 9. Addresses. The address of the Trust is 290 Congress Street, Boston, MA 02210. The address of each of the Trustees is 290 Congress Street, Boston, MA 02210.

The rest of the Declaration of Trust remains unchanged.

The foregoing amendment is effective as of July 19, 2021.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 26 to the Declaration of Trust.

/s/ George S. Batejan	/s/ Nancy T. Lukitsh
George S. Batejan	Nancy T. Lukitsh
Date: 7/19/2021	Date: 7/19/2021

/s/ Kathleen A. Blatz	/s/ David M. Moffett
Kathleen A. Blatz	David M. Moffett
Date: 7/19/2021	Date: 7/19/2021

/s/ Pamela G. Carlton	/s/ Catherine James Paglia
Pamela G. Carlton	Catherine James Paglia
Date: 7/19/2021	Date: 7/19/2021

/s/ Janet L. Carrig	/s/ Christopher O. Petersen
Janet L. Carrig	Christopher O. Petersen
Date: 7/19/2021	Date: 7/19/2021

/s/ J. Kevin Connaughton	/s/ Anthony M. Santomero
J. Kevin Connaughton	Anthony M. Santomero
Date: 7/19/2021	Date: 7/19/2021

/s/ Olive M. Darragh	/s/ Minor Mickel Shaw
Olive M. Darragh	Minor Mikel Shaw
Date: 7/19/2021	Date: 7/19/2021

/s/ Patricia M. Flynn	/s/ Natalie A. Trunow
Patricia M. Flynn	Natalie A. Trunow
Date: 7/19/2021	Date: 7/19/2021

/s/ Brian J. Gallagher	/s/ Sandra L. Yeager
Brian J. Gallagher	Sandra L. Yeager
Date: 7/19/2021	Date: 7/19/2021

/s/ Douglas A. Hacker
Douglas A. Hacker
Date: 7/19/2021

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109